The J. M. Smucker Company Announces Record Fourth Quarter and Full Year Earnings

      ORRVILLE, Ohio, June 21 /PRNewswire-FirstCall/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the fourth quarter and fiscal year ended April 30, 2007.

      Fourth Quarter Results

                                   Three months ended
                                       April 30,           % Increase
                                   2007         2006       (Decrease)
                            (Dollars in millions, except per share data)

Net sales                        $ 493.5      $ 501.7           (2%)
Net income:
   Income                        $  42.5      $  35.7           19%
   Income per diluted share      $  0.75      $  0.62           21%

      Net sales increased 8 percent in the fourth quarter, excluding the Canadian nonbranded, grain-based foodservice and industrial businesses sold in September 2006 and the U.S. industrial ingredient business ("divested businesses"). Growth in the quarter was led by the Jif(R), Smucker's(R), and Pillsbury(R) brands, strong performance in the foodservice strategic business area, and the contribution of brands acquired earlier in the fiscal year. Due to a temporary interruption of supply in the market adding to demand for the Company's products, peanut butter had a particularly strong quarter. Higher net sales, gross margin improvements, and a reduction in merger and integration costs, all contributed to an increase in net income per diluted share for the quarter.

      Net income per diluted share for the quarter was $0.75, a 21 percent increase over last year's fourth quarter. Net income for the fourth quarter of 2007 included pretax merger and integration costs and restructuring charges of less than $0.01 per diluted share, while net income for the fourth quarter of 2006 included pretax merger and integration costs of $3.2 million, or $0.04 per diluted share, and restructuring charges of $0.9 million, or $0.02 per diluted share. Excluding these costs in both years, the Company's income per diluted share was $0.75 in the fourth quarter of 2007, and $0.68 in the fourth quarter of 2006. During the fourth quarter of 2006, the Company reduced its effective tax rate for the year, resulting in a nonrecurring tax benefit in the quarter of $0.06 per diluted share.

      "We achieved record earnings for the quarter and the year, with solid growth across most of our brands," commented Richard Smucker, president and co-chief executive officer. "We had a strong finish to the year and have good momentum as we enter our new year. In addition, we recently completed the acquisition of Eagle Family Foods, the largest producer of canned milk in North America, and look forward to the addition of Eagle Brand(R) to expand our presence in the baking aisle, providing additional joint merchandising opportunities."

      "We continue to benefit from the focused execution of our strategy - refining our portfolio, spending behind our brands with marketing support and new product development, and investing in projects to improve our overall profitability," added Tim Smucker, chairman and co-chief executive officer. "The cost environment remains challenging, and we will continue to take actions to mitigate cost increases. We will also invest in our businesses, maintaining our commitment to long-term, profitable growth."

      Full Year Results

                                    Year ended April 30,         %Increase
                                    2007           2006          (Decrease)
                                (Dollars in millions, except per share data)

Net sales                        $ 2,148.0      $ 2,154.7             --
Net income:
   Income                        $   157.2      $   143.4             10%
   Income per diluted share      $    2.76      $    2.45             13%

      Net sales were up 5 percent for fiscal 2007 compared to 2006 after excluding divested businesses and net income per diluted share was up 13 percent in the same period. Net income for 2007 included restructuring charges of $12.1 million, or $0.13 per diluted share, primarily related to the divestiture of the Canadian nonbranded businesses. Net income for the comparable period in 2006 included pretax merger and integration costs of $17.9 million, or $0.20 per diluted share, and restructuring charges of $10.0 million, or $0.12 per diluted share. Excluding these costs in both years, the Company's income per diluted share was $2.89 for 2007, and $2.77 for 2006. The Company's operations also generated substantial levels of cash during the year. Cash from operations in 2007 was $273.4 million, an increase of $74.7 million over 2006.

      The Company uses income and income per diluted share, excluding restructuring and merger and integration costs, as key performance measures of results of operations for purposes of evaluating performance internally. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with U.S. GAAP. Rather, the presentation of results excluding such charges is consistent with the way management internally evaluates its businesses, facilitates the comparison of past and present operations, and provides a more comprehensive understanding of the financial results. A reconciliation of non-GAAP measures to net income for the current quarter and fiscal year is included in the "Unaudited Financial Highlights" table.

      Margins

                               Three months ended       Year ended
                                   April 30,             April 30,
                                2007       2006       2007       2006
                                          (% of net sales)

Gross margin                    36.5%      32.1%      32.7%      32.2%
Selling, distribution, and
 administrative expenses        22.2%      20.8%      20.6%      20.3%
Operating margin                14.1%      10.8%      12.0%      10.6%

      Operating income increased by $15.5 million, or 29 percent, compared to the fourth quarter of 2006. The impact of the Canadian divestiture earlier in the year, combined with favorable product mix mainly attributable to increased peanut butter sales, accounted for the improvement in gross margin. Pricing actions taken to date have also contributed to margin improvement. The Company continues to incur high commodity costs impacting both raw material and freight and continues to take pricing actions to offset a portion of the increased costs. Due to the timing of these pricing actions, all cost increases have not been fully offset. Selling, distribution, and administrative expenses as a percentage of net sales increased in the fourth quarter of 2007 primarily due to higher selling and corporate administrative expenses which offset lower distribution expenses compared to the same period last year.

      Segment Performance

Net Sales                   Three months ended April 30,            Year ended April 30,
                                                %Increase                                %Increase
                          2007         2006     (Decrease)      2007           2006      (Decrease)
                                                 (Dollars in millions)
U.S. retail market       $365.5       $337.6         8%       $1,547.1       $1,484.9         4%
Special markets          $128.0       $164.0       (22%)      $  601.0       $  669.9       (10%)
Special markets
 excluding divested
       businesses        $128.0       $121.3         6%       $  522.6       $  477.3         9%

      U.S. Retail Market

      U.S. retail market segment net sales for the quarter were up 8 percent, with net sales in the consumer strategic business area up 12 percent and net sales in the consumer oils and baking strategic business area up 2 percent. Increases in the consumer strategic business area were led by peanut butter, fruit spreads, toppings, and Uncrustables(R). In the consumer oils and baking strategic business area, sales gains in baking mixes and frostings, and the contribution of the White Lily(R) brand acquired earlier in the year offset declines in sales of oils.

      For the year, net sales in the consumer strategic business area were up 7 percent, and net sales in the oils and baking strategic business area were flat as a 3 percent sales increase in retail oils and baking were offset by declines in sales of industrial oils.

      Special Markets

      Net sales in the fourth quarter for the special markets segment, excluding divested businesses, increased 6 percent. A 21 percent increase in the foodservice strategic business area more than offset modest declines in the Canada, beverage, and international strategic business areas. Increased sales of traditional portion control products, as well as increases in Uncrustables in the schools market contributed to the foodservice improvement.

      For the year, net sales in the special markets segment, excluding divested businesses, increased 9 percent over the prior year, with all strategic business areas up.

      Financing

      On May 31, 2007, the Company issued $400 million in 5.55 percent Senior Notes due April 1, 2022. A portion of the proceeds from the notes was used to repay short-term debt under the revolving credit facility used in financing the Eagle Family Foods Holdings, Inc. acquisition on May 1, 2007. The remainder of the proceeds will be used to finance other strategic and long-term business initiatives.

      Outlook

      The Company remains committed to its long-term strategic net sales growth goal of 8 percent, one-half of which is to come from its core business and new products, and the remainder from acquisitions. Long-term strategic earnings per share growth would be in line with net sales growth.

      Looking forward, the Company expects raw material costs to increase significantly over 2007 levels. Despite these higher costs, the Company expects to increase income per diluted share in line with its long-term growth objective.

      Conference Call

      The Company will conduct an earnings conference call and webcast on Thursday, June 21, 2007, at 8:30 a.m. E.T. The webcast, as well as a replay in downloadable MP3 format, can be accessed from the Company's website at www.smuckers.com. For those unable to listen to the webcast, an audio replay will be available following the call and can be accessed by dialing 888-203-1112 or 719-457-0820, with a pass code of 6343621, and will be available until Thursday, June 28, 2007.

      About The J. M. Smucker Company

      The J. M. Smucker Company is the leading marketer and manufacturer of fruit spreads, peanut butter, shortening and oils, ice cream toppings, sweetened condensed milk, and health and natural foods beverages in North America. Its family of brands includes Smucker's(R), Jif(R), Crisco(R), Pillsbury(R), Eagle Brand(R), R.W. Knudsen Family(R), Hungry Jack(R), White Lily(R) and Martha White(R) in the United States, along with Robin Hood(R), Five Roses(R) and Bick's(R) in Canada. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth and Independence established by its founder and namesake more than a century ago. Since 1998, the Company has appeared on FORTUNE Magazine's annual listing of the 100 Best Companies to Work For in the United States, ranking number one in 2004. For more information about the company, visit www.smuckers.com.

      The J. M. Smucker Company Forward-Looking Language

      This press release contains forward-looking statements, including statements regarding estimates of future earnings and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially. Uncertainties that could affect actual results include, but are not limited to, volatility of commodity markets from which raw materials are procured and the related impact on costs, volatility of energy and fuel costs, the success in introducing new products and the competitive response, particularly in the consumer oils and baking area, costs of new marketing and sales programs and strategies intended to promote growth in the Company's businesses, the ability to successfully implement price changes, the timing and amount of restructuring, and merger and integration costs, the timing of acquiring common shares under the Company's share repurchase authorization, and other factors affecting share prices and capital markets generally. Other risks and uncertainties that may materially affect the Company are detailed from time to time in the respective reports filed by the Company with the Securities and Exchange Commission, including Forms 10-Q, 10-K, and 8-K.

                            The J. M. Smucker Company
              Unaudited Condensed Consolidated Statements of Income

                                     Three Months Ended April 30,               Year Ended April 30,
                                        2007               2006               2007               2006
                                              (Dollars in thousands, except per share data)
Net sales                          $    493,472       $    501,678       $  2,148,017       $  2,154,726
Cost of products sold                   313,569            339,418          1,435,981          1,459,611
Cost of products sold -
 restructuring                               --              1,398              9,981              2,263
Gross Profit                            179,903            160,862            702,055            692,852
Selling, distribution, and
 administrative expenses                109,540            104,198            442,814            438,457
Other restructuring costs                   783               (526)             2,120              7,722
Merger and integration costs                 61              3,150                 61             17,934
Operating Income                         69,519             54,040            257,060            228,739
Interest income                           2,600              1,772              9,225              6,630
Interest expense                         (5,682)            (5,910)           (23,363)           (24,026)
Other (expense) income - net               (708)            (2,042)            (1,918)             4,227
Income Before Income Taxes               65,729             47,860            241,004            215,570
Income taxes                             23,230             12,159             83,785             72,216
Net Income                         $     42,499       $     35,701       $    157,219       $    143,354

  Net income per common share      $       0.76       $       0.63       $       2.79       $       2.48

  Net income per common
   share- assuming dilution        $       0.75       $       0.62       $       2.76       $       2.45

Dividends declared per
 common share                      $       0.30       $       0.28       $       1.14       $       1.09

Weighted-average shares
 outstanding                         56,240,696         57,107,708         56,432,839         57,863,270
Weighted-average shares
 outstanding - assuming
  dilution                           57,044,652         57,566,403         57,056,421         58,425,361

                            The J. M. Smucker Company
                 Unaudited Condensed Consolidated Balance Sheets

                                             April 30, 2007    April 30, 2006
                                                 (Dollars in thousands)

ASSETS
Current Assets:
   Cash and cash equivalents                   $  200,119        $   71,956
   Marketable securities                               --            14,882
   Trade receivables                              124,048           148,014
   Inventories                                    286,052           279,088
   Assets held for sale (1)                            --            90,250
   Other current assets                            29,147            38,648
      Total Current Assets                        639,366           642,838

Property, Plant, and Equipment, net               454,028           456,554

Other Noncurrent Assets:
   Goodwill                                       990,771           940,967
   Other intangible assets, net                   478,194           472,915
   Marketable securities                           44,117            34,107
   Other assets                                    87,347           102,363
      Total Noncurrent Assets                   1,600,429         1,550,352
                                               $2,693,823        $2,649,744

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                            $   93,500        $   88,963
   Notes payable                                       --            28,620
   Current portion of long-term debt               33,000                --
   Other current liabilities                      109,968           117,857
      Total Current Liabilities                   236,468           235,440

Noncurrent Liabilities:
   Long-term debt, net of current portion         392,643           428,602
   Other noncurrent liabilities                   269,055           257,643
      Total Noncurrent Liabilities                661,698           686,245

Shareholders' Equity, net                       1,795,657         1,728,059
                                               $2,693,823        $2,649,744

(1) Accounts related to the Company's Canadian nonbranded, grain-based foodservice and industrial business, which was divested in September 2006.

                            The J. M. Smucker Company
            Unaudited Condensed Consolidated Statements of Cash Flow

                                                  Year Ended April 30,
                                                  2007            2006

Operating Activities
   Net income                                   $ 157,219       $ 143,354
   Adjustments to reconcile net
    income to net cash provided by
    operating activities:
      Depreciation                                 57,346          62,452
      Amortization                                  1,528             190
      Asset impairments and other
       restructuring charges                       10,089           2,264
      Share-based compensation expense             11,257           7,255
      Gain on sale of assets                           --          (5,638)
      Working capital                              35,985         (11,188)
Net Cash Provided by Operating Activities         273,424         198,689

Investing Activities
   Business acquired, net of cash acquired        (60,488)             --
   Proceeds from sale of business                  84,054           8,754
   Additions to property, plant, and
    equipment                                     (57,002)        (63,580)
   Other - net                                      6,395          38,571
Net Cash Used for Investing Activities            (27,041)        (16,255)

Financing Activities
   Dividends paid                                 (63,632)        (62,656)
   Purchase of treasury shares                    (52,125)        (81,717)
   Other - net                                     (1,868)        (24,756)
Net Cash Used for Financing Activities           (117,625)       (169,129)
Effect of exchange rate changes                      (595)            566
Net increase in cash and cash equivalents         128,163          13,871
Cash and cash equivalents at
 beginning of period                               71,956          58,085
Cash and cash equivalents at end of period      $ 200,119       $  71,956

                            The J. M. Smucker Company
                         Unaudited Financial Highlights

                                                     Three Months Ended                   Year Ended
                                                          April 30,                        April 30,
                                                    2007            2006             2007            2006
                                                        (Dollars in thousands, except per share data)
Net sales                                        $  493,472      $  501,678       $2,148,017      $2,154,726

Net income and net income per common share:
  Net income                                     $   42,499      $   35,701       $  157,219      $  143,354
  Net income per common share
   -- assuming dilution                          $     0.75      $     0.62       $     2.76      $     2.45

Income excluding restructuring
 and merger and integration
 costs: (1)
  Income                                         $   43,025      $   38,927       $  165,152      $  161,920
  Income per common share --
   assuming dilution                             $     0.75      $     0.68       $     2.89      $     2.77

(1)Reconciliation to net income
   Income before income taxes                    $   65,729      $   47,860       $  241,004      $  215,570
   Merger and integration costs                          61           3,150               61          17,934
   Cost of products sold -
    restructuring                                        --           1,398            9,981           2,263
   Other restructuring costs                            783            (526)           2,120           7,722
   Income excluding income
    taxes, restructuring, and
     merger and integration costs                    66,573          51,882          253,166         243,489
   Income taxes                                      23,548          12,955           88,014          81,569
   Income excluding
    restructuring and merger
     and integration costs                       $   43,025      $   38,927       $  165,152      $  161,920

The Company uses income and income per diluted share, excluding restructuring and merger and integration costs, as key performance measures of results of operations for purposes of evaluating performance internally. These non-GAAP measures are not intended to replace the presentation of financial results in accordance with U.S. GAAP. Rather, the presentation of results excluding such charges is consistent with the way management internally evaluates its businesses, facilitates the comparison of past and present operations and provides a more comprehensive understanding of the financial results.

                           The J. M. Smucker Company
                         Unaudited Reportable Segments

                            Three Months Ended April 30,        Year Ended April 30,
                                2007            2006            2007            2006
                                   (Dollars in thousands, except per share data)
Net sales:
    U.S. retail market      $  365,508      $  337,633      $1,547,064      $1,484,873
    Special markets            127,964         164,045         600,953         669,853
Total net sales             $  493,472      $  501,678      $2,148,017      $2,154,726

Segment profit:
    U.S. retail market      $   82,999      $   70,834      $  319,795      $  305,121
    Special markets             20,526          16,834          72,974          68,033
Total segment profit        $  103,525      $   87,668      $  392,769      $  373,154